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Exhibit 5.1

October 28, 2009

Evergreen Energy Inc.
1225 17th Street, Suite 1300
Denver, Colorado

Re:
Evergreen Energy Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to Evergreen Energy Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on or about October 28, 2009 (the "Registration Statement"), including the prospectus included therein (the "Prospectus"), for the purpose of registering the following securities under the Securities Act of 1933, as amended (the "Act") having a maximum aggregate public offering price of up to $50,000,000, all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act at an indeterminate aggregate initial offering price, as set forth in the Registration Statement, Prospectus, and any amendments or supplements thereto:

  (i)
  shares of the Company's common stock par value $0.001 per share (the "Common Stock");

  (ii)
  shares of the Company's preferred stock, par value $0.001 per share (the "Preferred Stock");

  (iii)
  debt securities, in one or more series (the "Debt Securities");

  (iv)
  warrants to purchase Common Stock, Preferred Stock, Debt Securities, or any combination thereof (the "Warrants"); and

  (v)
  units to purchase Common Stock, Preferred Stock, Debt Securities, Warrants, or any combination thereof (the "Units").

The Common Stock, Preferred Stock, Debt Securities, Warrants, and Units are collectively referred to herein as the "Securities."

        We have been advised by the Company that:

  (a)
  The Preferred Stock will be issued pursuant to the terms of a Certificate of Designation, Preferences, Rights and Limitations of Preferred Stock ("Certificate of Designation") to be filed with the Secretary of State of Delaware, and the particular terms of any Preferred Stock will be set forth in a supplement to the Prospectus prepared in connection with the issuance of the applicable Preferred Stock;

  (b)
  The Debt Securities may be either senior or subordinated and, if issued, will be issued pursuant to one or more indentures to be entered into between the Company and a trustee to be identified in the applicable indenture, which will be filed with the Commission in an appropriate filing, if applicable, and the particular terms of any Debt Securities will be set forth in a supplement to the Prospectus prepared in connection with the issuance of the applicable Debt Securities;

  (c)
  The Warrants may be issued pursuant to a warrant agreement to be entered into between the Company and a warrant agent selected by the Company (the "Warrant Agreement"), which will be filed with the Commission in an appropriate filing, if applicable, and the particular terms of any series of Warrants will be set forth in a supplement to the Prospectus prepared in connection with the issuance of the applicable Warrants; and

  (d)
  The Units may be issued pursuant to a Unit Agreement (the "Unit Agreement"), which will be filed with the Commission in an appropriate filing, if applicable, and the particular terms of any Units will be set forth in a supplement to the Prospectus prepared in connection with the issuance of the applicable Units.

        In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents submitted to us as copies conform to the originals of those documents; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any amendments thereto (including any post-effective amendments) will be declared effective by the Commission; (vi) one or more prospectus supplements will be prepared and filed with the Commission describing the Securities offered thereby; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized and validly executed and delivered by all parties; (viii) the Company will reserve from its authorized but unissued and unreserved shares of stock in a number sufficient to issue all Securities that may be issued ; (ix) the certificates representing the Securities will be duly authorized, executed, and delivered; (x) the applicable indenture will be duly authorized, executed, and delivered by the Trustee and will be duly qualified under the Trust Indenture Act; (xi) the applicable warrant agreements and unit agreements will be duly authorized, executed, and delivered; (xii) where applicable, the Debt Securities will be properly authenticated by the trustee named in the applicable indenture; (xiii) any Warrant Agreement will be duly authorized, executed, and delivered by all parties thereto; (xiv) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (xv) with respect to shares of Common Stock offered, there will be sufficient shares of the Company's Common Stock authorized under its certificate of incorporation, as amended ("Certificate of Incorporation") and not otherwise reserved for issuance; (xv) with respect to shares of Preferred Stock offered, there will be sufficient shares of the Company's Preferred Stock authorized under its Certificate of Incorporation and not otherwise reserved for issuance; and (xvi) any applicable certificates representing the Securities will be duly authorized, executed, and delivered.

        In rendering the opinions expressed below with respect to the Securities, we have further assumed that

  (a)
  any Certificate of Designation in respect of Preferred Stock will be in conformity with the Certificate of Incorporation and bylaws, as amended (the "Bylaws") of the Company and with applicable law;

  (b)
  the consideration paid for any shares of Common Stock or Preferred Stock will comply with Section 153(a) or (b) of the Delaware General Corporation Law (the "DGCL"), Section 152 of the DGCL, and Section 3 of Article IX of the Delaware Constitution or in each case, any successor provision;

  (c)
  any indenture or supplemental indenture, any Board resolution, and/or any officers' certificate executed and delivered pursuant to any indenture pursuant to which any Debt Securities are issued, will comply with such indenture as supplemented, and the form and terms of such Debt Securities will comply with such indenture as supplemented and any such Board resolution or officers' certificate;

  (d)
  the form and terms of such Common Stock, Preferred Stock, Debt Securities, Warrants, Units, or other securities (or other obligations, rights, currencies, commodities, or other subject matter) comprising the same or subject thereto (in the case of Warrants or Units), the issuance, sale and delivery thereof by the Company, and the incurrence and performance of the Company's obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Warrant Agreement, Unit Agreement or indenture) in accordance with the terms thereof, will comply with, and will not violate, the Company's

    Certificate of Incorporation or Bylaws or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company, or to which the issuance, sale, and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity. In addition, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the "Beneficial Holders") of a certificate for such Security or the receipt by the Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired in accordance with the applicable purchase, underwriting or similar agreement approved by the board of directors of the Company and the Registration Statement, including the Prospectus and the applicable prospectus supplement.

        We have examined the Registration Statement to be filed with the Commission, including the exhibits thereto, the Certificate of Incorporation and Bylaws of the Company, the Officers' Certificate, and such other documents, corporate records, and instruments, and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination, and subject to the further provisions hereof, we are of the following opinion:

  1.
  The Common Stock will be validly issued, fully paid and nonassessable, provided that (i) the Company's Board of Directors or an authorized committee thereof has specifically authorized the issuance by proper action ("Authorizing Resolutions"); (ii) the offer and sale of the Common Stock and the issuance and delivery thereof are in conformity with the Company's Certificate of Incorporation and Bylaws, and do not violate any applicable law, or result in a default under or a breach of any agreement or instrument binding on the Company or a violation of any restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the Shares of Common Stock have been issued and sold in compliance with applicable federal and state securities laws and in the manner contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement relating to the Prospectus; and (iv) the Company has received the consideration provided for in the applicable Authorizing Resolutions and such consideration per share shall not be less than the par value per share of the Common Stock.

  2.
  The Preferred Stock will be validly issued, fully paid and nonassessable, provided that (i) the Company's Board of Directors or an authorized committee thereof has specifically authorized the issuance by Authorizing Resolutions; (ii) the offer and sale of the Preferred Stock and the issuance and delivery thereof are in conformity with the Company's Certificate of Incorporation, Certificate of Designation, and Bylaws, and do not violate any applicable law, or result in a default under or a breach of any agreement or instrument binding on the Company or a violation of any restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the Shares of Preferred Stock have been issued and sold in compliance with applicable federal and state securities laws and in the manner contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement relating to the Prospectus; and (iv) the Company has received the consideration provided for in the applicable Authorizing Resolutions and such consideration per share shall not be less than the par value per share of the Preferred Stock.

  3.
  The Debt Securities will constitute valid and legally binding obligations of the Company, provided that (i) such Debt Securities are specifically authorized for issuance by Authorizing Resolutions (which Authorizing Resolutions shall set forth, among other things, the terms upon which the Debt Securities are to be issued, the form and content of the Debt Securities and, if applicable, any conversion, exchange or exercise features of the Debt Securities); (ii) the applicable indenture conforms with applicable law and is enforceable in accordance with its terms, and a Trustee has been selected by the Company; (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture, the Certificate of Incorporation, Bylaws, and Authorizing Resolutions, and do not violate any applicable law or the Certificate of Incorporation or Bylaws or result in a default under or breach of any instrument binding on the Company, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, the Prospectus and the applicable prospectus supplement; and (v) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

  4.
  The Warrants will constitute valid and legally binding obligations of the Company, provided that (i) such Warrants are specifically authorized for issuance by Authorizing Resolutions (which Authorizing Resolutions shall set forth, among other things, the terms upon which the Warrants are to be issued, the form and content of the Warrants and the consideration for shares of Common Stock, Preferred Stock or Debt Securities that are to be issued upon exercise of the Warrants); (ii) any applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by all parties thereto and is enforceable in accordance with its terms, and a warrant agent has been selected by the Company; (iii) the terms of the Warrants and their issuance and sale have been duly established in conformity with the applicable Warrant Agreement, Certificate of Incorporation, Bylaws, and Authorizing Resolutions, and do not violate any applicable law or the Certificate of Incorporation or Bylaws, or result in a default under or breach of any agreement or instrument binding on the Company, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) such Warrants have been duly executed and countersigned in accordance with any applicable Warrant Agreement and issued and sold as contemplated in the Authorizing Resolution, the Registration Statement, the Prospectus, and the applicable prospectus supplements; and (v) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

  5.
  The Units will constitute valid and legally binding obligations of the Company, provided that (i) such Units are specifically authorized for issuance by Authorizing Resolutions (which Authorizing Resolutions shall set forth, among other things, the terms upon which the Units are to be issued, the form and content of the Units and the consideration for shares of Common Stock, Preferred Stock, Debt Securities, or Warrants that are to be issued upon exercise of the Units); (ii) any applicable Unit Agreement relating to the Units has been duly authorized, executed and delivered by all parties thereto and is enforceable in accordance with its terms; (iii) the terms of the Units and their issuance and sale have been duly established in conformity with the applicable Unit Agreement, Certificate of Incorporation, Bylaws, and Authorizing Resolutions, and do not violate any applicable law or the Certificate of Incorporation or Bylaws, or result in a default under or breach of any agreement or instrument binding on the Company, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) such Units have been duly executed and countersigned in accordance with any applicable Unit Agreement and issued and sold as contemplated in the Authorizing Resolution, the Registration Statement, the Prospectus, and the applicable prospectus supplements; and (v) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

        The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium, or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles.

        We express no opinions concerning the validity or enforceability of any provisions contained in the indentures, warrant agreements, unit agreements, or other documents pertaining to the Securities that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law.

        In connection with the opinions expressed above, we have assumed that, at prior to the time of delivery of any such Securities, the Registration Statement and any amendments thereto (including post-effective amendments), will be effective, an applicable prospectus supplement will have been prepared and filed with the Commission describing such Securities, the authorization of such Securities will not have been modified or rescinded by the Board, and, if such Securities are shares of Common Stock or Preferred Stock, the Company will have a sufficient number of authorized but unissued shares thereof under its Certificate of Incorporation at the time of the issuance thereof and there will not have occurred any change in law affecting the validity or enforceability of such Securities. We have also assumed that none of the terms of any Securities to be established subsequent to the date hereof nor the issuance and delivery of such Securities, nor the compliance by the Company with the terms of such Securities, will violate any applicable law or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

        This opinion is to be used only in connection with the offer and sale of Common Stock, Preferred Stock, Debt Securities, Warrants, and Units while the Registration Statement is in effect.

        We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

        We do not express an opinion on any matters other than those expressly set forth in this letter. The opinions expressed herein are rendered as of the date hereof. This opinion is based upon currently existing Delaware statutes, rules, regulations and judicial decisions, and we disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. We are Colorado lawyers licensed only to practice in the State of Colorado. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters.

Very truly yours,
/s/ Moye White LLP

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  Exhibit 5.1